UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 30, 2023

BLACK KNIGHT, INC.

(Exact name of Registrant as Specified in its Charter)

001-37394

(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Black Knight, Inc. (the “Company” or “Black Knight”), a Delaware corporation, approved the waiver of the performance condition applicable to the performance-based restricted stock awards granted in 2021 and 2022, requiring the Company to achieve Adjusted EBITDA equal to or greater than its 2022 fiscal year Adjusted EBITDA for the measurement period beginning January 1, 2023 through December 31, 2023 (the “2023 Performance Condition”) for all grantees, including our named executive officers. For named executive officers only, in order to facilitate continued retention, the Committee also approved an amendment to their applicable restricted stock award agreements extending the time-based vesting period for the portion of the 2021 and 2022 restricted stock awards subject to the 2023 Performance Condition so that the applicable portion of the awards will vest on March 10, 2025 rather than on March 10, 2024. The Committee did not waive the performance condition relating to the Company’s 2024 fiscal year for the performance-based restricted stock awards granted in 2022. The following table sets forth, for each of the named executive officers, the number of shares that will remain subject solely to time-based vesting, subject to continued employment, as a result of the waiver of the 2023 Performance Condition, and the number of shares that will remain subject to the performance condition applicable to the 2024 fiscal year (in addition to the time-based vesting conditions):

Name	Grant Date	Number of Shares for which 2023 Performance Condition Was Waived and the Time-based Vesting Condition Was Extended to March 10, 2025	Number of Shares Subject to 2024 Performance Condition Following Waiver
Anthony M. Jabbour	3/10/2021	32,895	--
Anthony M. Jabbour	3/10/2022	43,722	43,721
Joseph M. Nackashi	3/10/2021	15,351	--
Joseph M. Nackashi	3/10/2022	20,404	20,403
Kirk T. Larsen	3/10/2021	13,158	--
Kirk T. Larsen	3/10/2022	17,489	17,488
Michael L. Gravelle	3/10/2021	2,960	--
Michael L. Gravelle	3/10/2022	4,372	4,372

The Committee determined to waive the 2023 Performance Condition in order to encourage retention of the Company’s employees during the pendency of the proposed merger and other transactions (collectively, the “ICE Merger”) contemplated by the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Intercontinental Exchange, Inc., a Delaware corporation (“ICE”), and Sand Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of ICE. In making its determination to waive the 2023 Performance Condition, the Committee considered the following circumstances:

●	The pendency of the ICE Merger has resulted in some prospective clients delaying decisions to sign up for certain Black Knight solutions;

●	The Merger Agreement contains certain covenants that limit management’s ability to take certain actions during the pendency of the ICE Merger;

●	The acceleration of investment in the execution of our long-term growth strategy to adapt our solutions to technological changes or evolving industry standards and regulations and to upgrade, modernize or innovate our technology; and

●	Continued competition for talent in our industry and the pendency of the ICE Merger has made it critical that compensation programs, including our outstanding long-term equity incentive awards, encourage retention of our talented employees.

The Committee also considered that, at the closing of the ICE Merger, all performance conditions applicable to the Company’s outstanding performance-based restricted stock awards will be deemed satisfied. The Committee’s determination to waive the 2023 Performance Condition is a one-time action based on the Committee’s consideration of the specific factors set forth above, which are the result of the unique circumstances related to the ICE Merger. The Committee does not expect to take similar actions in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.

Date:	July 5, 2023	By:	/s/ Kirk T. Larsen
			Name:	Kirk T. Larsen
			Title:	President and Chief Financial Officer